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              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549

                         _____________

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934


Date of earliest event
  reported:  August 3, 2001


                           AMR CORPORATION
        (Exact name of registrant as specified in its charter)


           Delaware                 1-8400                 75-1825172
  (State of Incorporation) ( Commission File Number)     (IRS Employer
                                                        Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas         76155
(Address of principal executive offices)            (Zip Code)


                         (817) 963-1234
                  (Registrant's telephone number)







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Item 5.  Other Events

AMR Corporation is filing herewith a press release issued by American Airlines, Inc. ("American", a wholly owned subsidiary of AMR Corporation) on August 3, 2001 as Exhibit 99.1 which is included herein. This press release was issued to announce:
(i) American and British Airways have agreed to create a new alliance that would boost competition, deliver significant benefits for international air travelers, and move toward a level playing field with other global airline alliances, and
(ii) American and British Airways will file applications for antitrust immunity in the United States and clearance for their proposals in the United Kingdom and with the European Commission.


Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release


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                           SIGNATURE



     Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to  be
signed  on  its  behalf  by  the  undersigned  hereunto   duly
authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  August 3, 2001

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                         EXHIBIT INDEX


Exhibit        Description

99.1      Press Release


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                                             Exhibit 99.1


BRITISH AIRWAYS AND AMERICAN AIRLINES ANNOUNCE NEW ALLIANCE
AND FILE FOR ANTITRUST IMMUNITY


London and Fort Worth, Texas, Friday, August 3, 2001: British Airways and American Airlines today unveiled plans for a new alliance that would boost competition, deliver significant benefits for international air travellers, and move toward a level playing field with other global airline alliances.

The companies will file applications for antitrust immunity in the United States and clearance for their proposals in the United Kingdom and with the European Commission. Both airlines are eager to work with regulatory authorities to gain the necessary approvals and help create a positive climate for "open skies" between the United States and United Kingdom, giving passengers a far greater choice of carriers. In line with the competing airline alliances, the new relationship would include a wide scale codesharing agreement.

Key consumer benefits would include access to more destinations and more convenient schedules, extending lower fares to a wider range of destinations, flexibility and ease of transfer, a more attractive frequent flyer programme, greater ticket interchangeability and new improved check-in and luggage facilities.

Commenting on today's announcement, Rod Eddington, British Airways' Chief Executive, and Don Carty, American Airlines' Chairman and Chief Executive, said: "We simply want to have the same commercial advantages and deliver the same consumer benefits that rival airline alliances and their passengers enjoy. Antitrust immunity and codesharing would put us on a level playing field with other alliances and set the stage for a US-UK open skies agreement."

The new alliance includes a profit sharing arrangement covering nine transatlantic routes between London and Boston, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York,
Raleigh/Durham, St. Louis and San Francisco. Antitrust immunity and codesharing would allow British Airways and American Airlines, and the larger oneworld(TM) alliance, to compete more effectively with rival alliance networks.
                             more
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British Airways and American Airlines Announce New Alliance...2

Since the beginning of the British Airways-American Airlines relationship in 1996, dramatic changes have taken place in the transatlantic aviation marketplace. Competing alliances now enjoy varying degrees of antitrust immunity and codesharing approvals that British Airways and American Airlines have yet to obtain.

"We are eager to work with regulators to gain the appropriate approvals. All parties should take notice of the dramatic changes in the transatlantic marketplace over the last five years.
Progress towards open skies and greater alliance competition will benefit all passengers," said Rod Eddington and Don Carty.

                               ends

August 3, 2001                                         088/AS/01


NOTES TO EDITORS:

For more detailed background and briefing resources, journalists are invited to access a website dedicated to this announcement at "http://www.american-britishairways.com".

For further information please call:

Jeff Angel          British Airways        020 8738 5100
Steve Double        British Airways        020 8738 5100
Andrew Silverman    British Airways        020 8738 5100

Tim Doke            American Airlines      00 1 817 967 1577
Al Becker           American Airlines      00 1 817 967 1577
Richard Hedges      American Airlines      020 8577 4712

James Hogan         Brunswick              020 7404 5959